New York, NY, Jan. 14, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), engaged in building its business through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities and equity investments, today announced that it has reached an agreement to extinguish the $75,000 contingent liability that originated from its December 2016 sale (the “Sale”) of Pilus Energy LLC (“Pilus Energy”) to Open Therapeutics LLC (“Open Therapeutics”).

Please see below link to December 2016 press release disclosing the Sale:

Link: http://www.marketwired.com/press-release/tauriga-sciences-inc-sells-majority-stake-pilus-energy-subsidiary-open-therapeutics-pinksheets-taug-2185449.htm

Accordingly, this $75,000 contingent liability will be removed from the Company’s balance sheet during this current quarter (4thFiscal Quarter of 2019).  This balance sheet adjustment will be reflected in the Company’s Form 10-K for its Fiscal Year 2019 (as this Agreement occurred post December 31, 2018).  To extinguish this contingent liability, The Company agreed to a one-time restricted stock issuance of 500,000 TAUG shares; payable to Open Therapeutics LLC.

ABOUT:    TAURIGA SCIENCES INC.

Tauriga Sciences, Inc. (TAUG) is engaged in building business through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities/equity investments. The Company is currently evaluating potential acquisition candidates, as previously disclosed, to create lasting shareholder value. Additionally, the Company is working diligently to identify potential opportunities to generate revenue and leverage its considerable resources and expertise to build a diversified and sustainable business model.  The Company has disclosed to shareholders that it is launching a Cannabis/CBD Chewing Gum product line, branded under the name Tauri-Gum™, and expects the launch to occur on or around March 1, 2019; the Company executed a comprehensive manufacturing agreement (for the production of its CBD Gum) on December 28, 2018.    Please visit our corporate website at www.tauriga.com

Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

CONTACT INFORMATION

Tauriga Sciences, Inc.
555 Madison Avenue, 5th Floor
New York, NY  10022
Chief Executive Officer
Mr. Seth M. Shaw
Email:  sshaw@tauriga.com
cell # (917) 796 9926
www.tauriga.com